Exhibit 99.1

ABERCROMBIE & FITCH CO. REPORTS DECLARATION OF QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE

New Albany, Ohio, February 19, 2015: Abercrombie & Fitch Co. (NYSE: ANF) today reported that on February 18, 2015, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on March 11, 2015 to shareholders of record at the close of business on March 3, 2015.

About Abercrombie & Fitch
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids, Hollister Co. and Gilly Hicks brands.  At the end of the fourth quarter of fiscal 2014, the Company operated 799 stores in the United States and 170 stores across Canada, Europe, Asia, Australia and the Middle East. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.

Media Contact:
Public Relations
Abercrombie & Fitch
(614) 283-6192
Public_Relations@abercrombie.com

Investor Contact:
Brian Logan
Abercrombie & Fitch
(614) 283-6877
Investor_Relations@abercrombie.com